UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(a)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-2
NAPCO SECURITY TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

NAPCO SECURITY TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on December 8, 2025
Dear Fellow Stockholder:
The Annual Meeting of the Stockholders of NAPCO Security Technologies, Inc., a Delaware corporation (the “Company”), will be held at the Company’s offices at 333 Bayview Avenue, Amityville, New York, on December 8, 2025, at 12:00 p.m., for the following purposes, as more fully described in the accompanying Proxy Statement:
1.	Election of three directors to serve for a term of three years and until their respective successors are elected and qualified;
2.	Ratification of the selection of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accountants for fiscal 2026; and
3.	Transaction of such other business as may properly come before the Meeting or any adjournments thereof.
Only stockholders of record at the close of business on October 17, 2025 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

By order of the Board of Directors,

Richard L. Soloway, Secretary

October 24, 2025
Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting To be Held on December 8, 2025
We are furnishing our Proxy materials to our stockholders over the Internet rather than in paper form. Accordingly, Stockholders of record at the close of business on October 17, 2025 will receive a Notice of Internet Availability of Proxy materials (the “Notice of Availability”) and will receive notice of any postponement or adjournment of the meeting. The Notice of Availability is being distributed to stockholders beginning on October 24, 2025.
Copies of this proxy statement, form of proxy card and our 2025 annual report are available at investor.napcosecurity.com and https://proxyvote.com
The Board recommends a vote FOR the nominated slate of directors and FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal 2026.
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. YOU ARE URGED TO COMPLETE, SIGN AND MAIL
THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

NAPCO SECURITY TECHNOLOGIES, INC.
333 Bayview Avenue
Amityville, New York 11701
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 8, 2025
INFORMATION CONCERNING THE SOLICITATION
This Proxy Statement is furnished to the holders of Common Stock, $.01 par value per share (“Common Stock”), of NAPCO Security Technologies, Inc. (the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders, to be held on December 8, 2025, and at any adjournment thereof (the “Meeting”), pursuant to the accompanying Notice of Annual Meeting of Stockholders. Proxies in the enclosed form, if properly executed and returned in time, will be voted at the Meeting. Any stockholder giving a proxy may revoke it prior to its exercise by attending the Meeting and reclaiming the proxy, by executing a later dated proxy or by submitting a written notice of revocation to the Secretary of the Company at the Company’s office or at the Meeting. Stockholders attending the Meeting may vote their shares in person.
In accordance with the rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC“), we are pleased to provide access to our Proxy materials over the Internet to our stockholders rather than in paper form. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) has been mailed to our stockholders of record on October 17, 2025, beginning on October 24, 2025. Stockholders will have the ability to access the Proxy materials on the website listed above, and to request that a printed set of proxy materials be sent to them by following the instructions on the Notice of Internet Availability.
Only stockholders of record at the close of business on October 17, 2025 (the “Record Date”) are entitled to notice of and to vote at the Meeting. The outstanding voting securities of the Company on the Record Date consisted of 35,664,324 shares of Common Stock. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock authorized to vote will constitute a quorum for the transaction of business at the Meeting. On all matters requiring a vote by holders of the Common Stock, each share of Common Stock entitles the holder of record to one vote.
The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Item 2 must be approved by a majority of votes cast on the matter by the holders of the shares present at the Meeting and entitled to vote on such matter. A properly executed proxy marked “ABSTAIN” with respect to Item 2 will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions will have no effect on the vote for Item 2.
If you are a record holder of shares and do not specify on your proxy card how you want to vote your shares, we will vote them “FOR” the election of all nominees for director as set forth under “Election of Nominees for Directors” below, and “FOR” the ratification of Deloitte as the Company’s independent registered public accountants for fiscal 2026.
If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Under stock exchange rules, brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. Uninstructed brokers have discretionary voting power as to ratification of Deloitte as our independent registered public accountants (Item 2), which is considered a routine matter. Uninstructed brokers do not have discretionary voting power as to election of the three nominees for director (Item 1), which is considered a non-routine matter. A bank or brokerage firm may not vote your shares with respect to the non-routine matters if you have not provided instructions. This is called a “broker non-vote.” Broker non-votes will be counted towards the presence of a quorum but will not be counted as shares entitled to vote on Proposal 1.
THEREFORE, THE COMPANY URGES YOU TO SIGN, DATE
AND RETURN THE ENCLOSED PROXY CARD.

Item 1:	Election of Directors
The Board of Directors is divided into three classes. At the upcoming Annual Meeting, one class will stand for election for the term ending at the Annual Meeting of Stockholders following Fiscal Year 2028. The terms of the other two classes of continuing directors expire at the Annual Meetings of Stockholders after fiscal year end 2026 and 2027, respectively.
Unless otherwise specified, shares represented by the enclosed proxy will be voted for the election of Richard L. Soloway, Kevin S. Buchel and David Paterson, currently directors, who have been recommended for nomination by the Nominating Committee of the Board of Directors and nominated by the Board of Directors for reelection as a director to serve until the Annual Meeting of Stockholders after fiscal year end 2028 and until his successor is elected and qualified.
Mr. Soloway, Mr. Buchel and Mr. Paterson, have consented to serve if reelected. In the event that any nominee becomes unable or unwilling to serve as a director, discretionary authority may be exercised by the proxies to vote for the election of an alternate nominee of the Board of Directors.
The names of, and certain information concerning, the nominees and the continuing directors are set forth below. Also set forth below is a description of the experience, qualifications, attributes or skills that caused the Nominating Committee and Board of Directors to determine that the person should serve as one of our directors.

Name and Age	Principal Occupation	Director Since
Nominees for Director to serve until Annual Meeting of Stockholders following Fiscal Year 2028:

Richard L. Soloway (79)	Chairman of the Board of Directors, CEO, and Secretary of the Company.	1972

Kevin S. Buchel (72)	President, Chief Operating Officer and Treasurer of the Company.	1998

David Paterson (71)	Former Governor of New York, Mr. Paterson is also Senior Vice President and Senior Advisor to Las Vegas Sands Corp. Mr. Paterson serves on the Nominating Committee and Compensating Committee.	2023

Continuing Directors to serve until Annual Meeting of Stockholders following Fiscal Year 2026:

Andrew J. Wilder (74)	Certified Public Accountant and Partner of Reid CPAs, LLP. Mr. Wilder serves as the Audit Committee Chairman, on the Compensation Committee and on the Nominating Committee.	1995

Robert A. Ungar (69)	President of Robert A. Ungar Associates, Inc., lobbying, media and public relations services in public-sector areas including fire service, EMS and Public Safety. Mr. Ungar serves as the Nominating Committee Chairman, and on the Audit Committee.	2020

Continuing Directors to serve until Annual Meeting of Stockholders following Fiscal Year 2027:

Name and Age	Principal Occupation	Director Since
Rick Lazio (67)	Licensed Attorney. Senior Vice President of alliantgroup, LP since 2011, an international provider of specialty tax consulting services. Since 2019, Senior Vice President of Alliant Cybersecurity, a subsidiary of alliantgroup LP, that provides advisory services to businesses to protect against cyberattacks. Since 2012, Special Counsel to Jones Walker, LLP, a law firm of nearly 400 attorneys with offices throughout the United States. Former member of the United States House of Representatives from New York. Mr. Lazio serves on both the Compensation Committee (Chairman) and the Audit Committee.	2020

Donna A. Soloway (76)
Ms. Soloway has been a columnist for several security industry publications since 1992 including Security Dealer and Security Distribution and Marketing (SDM). She also has served on the Board of Directors for the Security Industry Association (SIA) and several of its committees including the Show Planning Committee, the Awards Committee and the SAINTS Committee (Safety, Awareness and Independence through Security). She is also a Board member of the Alliance of the Guardian Angels, an international organization of crime prevention. Ms. Soloway is the wife of Richard L. Soloway, the Chairman and CEO of the Company.
		2001

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF MESSRS. Soloway, Buchel & Paterson
Nominees
Mr. Soloway has been the Company’s Chairman of the Board of Directors since October 1981, CEO since 1998, and Secretary since 1975.
The Company believes Mr. Soloway’s qualifications to serve as a director include his 50 years’ experience in the security industry and his broad knowledge and understanding of the Company and its operations derived from his fifty-year tenure with the Company and service as its CEO.
Mr. Buchel has been the President and Chief Operating Officer since May of 2024 and was the Executive Vice President of Operations from October 2021, Senior Vice President of Operations and Finance from April 1995 to October 2021, CFO from April 1995 to May 2025 and Treasurer since May 1998.
The Company believes Mr. Buchel’s qualifications to serve as a director include his understanding of the Company and its operations derived from lengthy service in various executive capacities with the Company.
Mr. Paterson is a Senior Vice President and Senior Advisor to Las Vegas Sands Corp. Prior to becoming New York State’s 55th governor in March 2008, Mr. Paterson began his political career when he was elected to represent Harlem in 1985 at the age of 31, making him the third youngest state senator in New York’s history. In 2002, he was elected as Minority Leader of the New York State Senate, becoming the first African-American and blind legislative leader in the state’s history.
The Company believes Mr. Paterson’s qualifications to serve as a director include his diverse background including his political career serving as both in the state senate and as the Governor of New York.
Continuing Directors
Mr. Wilder has been a partner of Reid CPAs, LLP and its predecessor firm, independent certified public accountants, since 1990.

The Company believes Mr. Wilder’s qualifications to serve as a director include extensive experience in accounting, finance and financial reporting and his corporate governance experience. Our Board of Directors has determined that Mr. Wilder is an audit committee financial expert.
Mr. Ungar is the President of Robert A. Ungar Associates, Inc., Lobbying, Media and Public Relations Services.
The Company believes that Mr. Ungar’s qualifications to serve as a director include his diverse experience as an entrepreneur, his experience with various government departments, his experience as a lawyer, as well as his experience with the fire service industry.
Mr. Lazio is a licensed attorney. From 2011 to the present, Mr. Lazio has been a Senior Vice President of alliantgroup, LP, an international provider of specialty tax consulting services. He has also served since January 2019 as Senior Vice President of Alliant Cybersecurity, a subsidiary of alliantgroup LP, which provides advisory services to protect businesses from the risks associated with cyberattacks. Mr. Lazio has also been Special Counsel to Jones Walker, LLP, a law firm with nearly 400 attorneys in 20 offices throughout the United States.
The Company believes that Mr. Lazio’s qualifications to serve as a director include his diverse background including his eight years in the US House of Representatives, where he served on the Budget, Banking and Commerce Committees. In addition, Mr. Lazio, as the Senior VP of alliantgroup LLP, provides expertise in specialty tax consulting as well as consulting with regard to Cybersecurity.
Ms. Soloway has been a columnist for several security industry publications since 1992 including Security Dealer and Security Distribution and Marketing (SDM). She also has served on the Board of Directors for the Security Industry Association (SIA) and several of its committees including the Show Planning Committee, the Awards Committee and the SAINTS Committee (Safety, Awareness and Independent through Security). She is currently a board member of Lifeline as well as the Alliance of the Guardian Angels.
The Company believes Ms. Soloway brings significant experience and knowledge of the security industry, specifically in the areas of customer relations, marketing and sales management.
Other Directorships
During the past five years, none of the directors or nominees has been a director of any company (other than the Company) which is subject to the reporting requirements of the Securities Exchange Act of 1934 or which is a registered investment company under the Investment Company Act of 1940.

Board Diversity Matrix for:
	As of October 17, 2025				As of October 18, 2024
Total Number of Directors	7				7
Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender	Female	Male	Non-Binary	Did Not Disclose Gender
Directors:	1	6	—	—	1	6	—	—
Part II: Demographic Background
African American or Black	—	1	—	—	—	1	—	—
Alaskan Native or Native American	—	—	—	—	—	—	—	—
Asian	—	—	—	—	—	—	—	—
Hispanic or Latinx	—	—	—	—	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—	—	—	—	—
White	1	5	—	—	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—	—	—	—	—
LGBTQ+	—				—

CORPORATE GOVERNANCE AND BOARD MATTERS
Independence of Directors
The Board currently consists of seven directors, four of whom the Board has affirmatively determined have no relationship with the Company or its subsidiaries which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent as defined by the applicable NASDAQ Listing Standards. The four independent directors are Rick Lazio, David Paterson, Robert A. Ungar and Andrew J. Wilder.
Board Leadership Structure
The Board does not have a policy as to whether the roles of Chief Executive Officer and Chairman of the Board should be separate. The Board believes that it should be free to make a choice on the leadership structure of the Board from time to time in any manner that is in the best interests of the Company and its stockholders. Currently, and since 1998, Mr. Soloway has served as the Chairman of the Board and CEO.
The Board of Directors has not elected a Lead Independent Director.
Board Oversight of Risk
The Company faces a variety of risks including strategic and operational risks, financial and liquidity risks, compliance risks, cyber-security risks and financial reporting risks. The Board exercises its oversight of the Company’s enterprise risks through regular reports to the Board from the Chief Executive Officer, and other members of management on areas of material risk, actions and strategies to mitigate those risks and the effectiveness of those actions and strategies.
In addition, the Board oversees risk through oversight by the Audit Committee. The Audit Committee discusses with management the Company’s policies with respect to risk assessment and risk management, including the Company’s financial risk exposures and the steps management has taken to monitor and control its risks.
Board Structure and Committee Composition
The Board maintains three standing committees: Audit, Compensation, and Nominating. Each Committee is composed entirely of independent directors as defined in the applicable NASDAQ Listing Standards.
During fiscal 2025, the Board held 6 meetings. Each director attended at least 75% of all Board meetings and meetings of committees of which such director was a member.
Directors are expected to be available by conference call at the Company’s Annual Meetings of Stockholders. Mr. Buchel attended the last Annual Meeting of Stockholders on December 12, 2024 in person; the other directors were available by phone.
NAPCO maintains an “Investors” section on its website, www.napcosecurity.com, setting forth the Company’s committee charters for the Audit, Compensation and Nominating Committees under the “corporate governance” heading.
Audit Committee
The Audit Committee has been established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934 as amended. The Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of the Company’s independent auditors. The Audit Committee assists the Board in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s independent auditor’s qualifications and independence, and (3) the performance of the Company’s internal audit function and independent auditors. In addition, the Committee renders its report for inclusion in the Company’s annual proxy statement.
The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee held five meetings in fiscal year 2025. The current members of the Audit Committee are Andrew J. Wilder (Chairman), Rick Lazio and Robert A. Ungar, each of whom meets the NASDAQ Listing Standards for the independence of audit committee members. The Board has determined that Andrew Wilder is an audit committee financial expert.
The report of the Audit Committee is included in this proxy statement on page 8.

Compensation Committee
The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of the Company’s executive officers. The Compensation Committee determines the compensation of the Company’s Chief Executive Officer and the other named executive officers. The Chief Executive Officer makes recommendations on our executive compensation program and the compensation of our named executive officers. In addition, the Committee determines individuals to be granted options under the 2022 Employee Stock Option Plan, the number of options awarded and the term of the options and interprets provisions of such plan.
The current members of the Compensation Committee are Rick Lazio (Chairman), David A. Paterson, and Andrew J. Wilder, each of whom meets the NASDAQ Listing Standards for independence for Compensation Committee members
The Compensation Committee held three meetings in Fiscal Year 2025.
The Chief Executive Officer typically attends meetings of the Committee. The Committee’s process includes executive sessions where the Committee meets without the presence of the Chief Executive Officer. Neither the Committee nor the Company has engaged a compensation consultant.
Compensation Committee Interlocks and Insider Participation
During Fiscal Year 2025, no member of the Compensation Committee was an employee or officer of the Company during Fiscal Year 2025, a former officer of the Company, or had any other relationship with us requiring disclosure herein.
During the last fiscal year, none of our executive officers served as a member of the Board of Directors or committee thereof of any other entity.
Nominating Committee
The Nominating Committee reviews and makes recommendation to the Board regarding potential candidates for nomination as director.
The Nominating Committee held one meeting in Fiscal Year 2025. The current members of the Nominating Committee are Robert Ungar (Chairman), David Paterson and Andrew J. Wilder.
Director Nomination Process
In connection with the director selection and nomination process, the Nominating Committee reviews the composition of the Board as a whole and considers the experience, mix of skills and other qualities necessary to assure appropriate Board composition, taking into account the current Board members and specific needs of the Company and the Board. The Nominating Committee considers the requirement that at least a majority of the Board members be independent as required by applicable laws and regulations and also considers any specific expertise necessary for members of Board committees.
The Nominating Committee has adopted a process as follows. It will consider candidates for director nominees proposed by directors, the Chief Executive Officer and stockholders. Potential candidates will be screened and interviewed by the Nominating Committee. All members of the Board may interview the final candidates. The same identifying and evaluating procedures will apply to all candidates for director nomination, including candidates submitted by stockholders.
The Company’s general criteria for the nomination of director candidates, include the following:
- the candidates’ personal and professional ethics, integrity and values,
- mature judgment,
- management, accounting or finance, industry and technical knowledge,
- demonstrated skills in his/her area of present or past professional or business responsibility,
- an ability to work effectively with others,
- sufficient time to devote to the affairs of the Company and
- freedom from conflicts of interest.

The Nominating Committee and the Board seek to identify nominees for election to the Board who, taken together, create a Board with the collective knowledge and experience, derived from the skills and experience of its individual members in a variety of areas that are important to the Company, including industry knowledge and experience, executive management, finance and strategic planning. The information as to each director set forth above on pages 2-4 includes a description of the experience, background, qualification, attributes or skills that were considered by the Nominating Committee and Board to determine that the individual nominee should serve as a director of the Company.
The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees.
Stockholder Nominees
The Nominating Committee will consider nominations submitted by stockholders. Any stockholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:
Chair - Nominating Committee
NAPCO Security Technologies, Inc.
333 Bayview Ave.
Amityville, NY 11701
Attention: Secretary
Communications with the Board
You can contact any Director by writing to such Director:
c/o NAPCO Security Technologies, Inc.
333 Bayview Ave.
Amityville, NY 11701
Attention: Secretary
The Secretary will promptly forward any communication unaltered to the Director.
Policy With Respect to Related Person Transactions
It is the Company’s policy, set forth in writing, not to permit any transaction in which the Company is a party and in which executive officers or directors, their immediate family members, or 5% shareholders have or will have a direct or indirect material interest unless approved by the Audit Committee of the Board of Directors, other than
1.	transactions available to all employees;
2.	transactions involving compensation or business expense reimbursement approved by the Compensation Committee or by disinterested members of the Board of Directors; or
3.	transactions involving less than $120,000 when aggregated with all similar transactions.
Any issues as to the application of this policy shall be resolved by the Audit Committee of the Board of Directors. A copy of our Statement of Policy with Respect to Related Person Transactions is available at the Company’s website, www.napcosecurity.com, under the “Corporate Governance” caption.
Insider Trading Policy
We have adopted a comprehensive Insider Trading Policy governing the purchase, sale and other dispositions of our securities by directors, officers and other employees, which is designed to promote compliance with all applicable insider trading laws, rules and regulations. It is also our policy to comply with applicable securities laws when engaging in transactions in our own securities. A copy of this policy was filed as an exhibit to the Company’s form 8-K filed on May 6, 2021.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors hereby reports as follows:
1.	The Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management and representatives of Deloitte & Touche, LLP (“Deloitte”);
2.
The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and

3.
The Audit Committee has received from Deloitte the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communication with the Audit Committee concerning independence, and has discussed with Deloitte, Deloitte’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2025, filed with the Securities and Exchange Commission.

The Audit Committee:

Andrew J. Wilder, Chairman
Rick Lazio
Robert A. Ungar

COMPENSATION OF DIRECTORS
The total fiscal year 2025 compensation of non-employee Directors is shown in the following table.
Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Rick Lazio	$52,000	$—	—	$52,000
David Paterson	$52,000	$—	—	$52,000
Donna A. Soloway	$47,000	$—	—	$47,000
Robert A. Ungar	$52,000	$—	—	$52,000
Andrew J. Wilder	$77,000	$—	—	$77,000
Paul Stephen Beeber	$10,000	$—	—	$10,000

(1)
Each director who is not an employee receives a fee for each Board of Directors meeting. Mr. Wilder, as Chairman of the Audit Committee, receives $13,000 for each meeting. Ms. Soloway is not a member of any committee and receives $11,000 for each meeting. All other directors, as members of the various committees, receive $12,000 for each meeting. Mr. Beeber retired as a director on September 17, 2024.

At June 30, 2025, each of Ms. Soloway and Mr. Wilder held outstanding options to purchase 42,100 shares of Common Stock of the Company, of which 38,100 were vested at June 30, 2025; Mr. Ungar held outstanding options to purchase 23,000 shares of common stock of which 19,000 were vested; Mr. Paterson held outstanding options to purchase 5,000 shares of common stock of which 3,000 were vested; and Mr. Lazio held outstanding options to purchase 25,000 shares of common stock of which 21,000 were vested. Mr. Beeber held no outstanding or vested options at June 30, 2025.
DELINQUENT SECTION 16(a) REPORTS
Based solely on a review of the Forms 3, 4 and 5 furnished to the Company with respect to the most recent fiscal year and written representations of the reporting person (as defined below), no person, who at any time during such fiscal year, was an officer, director, beneficial owner of more than ten (10%) percent of any class of equity securities of the Company or any other person subject to Section 16 of the Securities Exchange Act of 1934 (“reporting person”), failed to file on a timely basis one or more reports during such fiscal year except as follows: Stephen M. Spinelli, an officer, filed one late Form 4, reporting the sale of 3,000 shares of Common Stock of the Company.

INFORMATION CONCERNING EXECUTIVE OFFICERS
Each executive officer of the Company holds office until the annual meeting of the Board of Directors and his successor is elected and qualified, or until his earlier death, resignation, or removal by the Board. The Company has adopted a Code of Ethics for directors and employees, including its executive officers. There are no family relationships between any director or officer of the Company, except Richard L. Soloway and Donna A. Soloway, his wife. The following table sets forth as of the date hereof the names and ages of all executive officers of the Company, all positions and offices with the Company held by them, and the period during which they have served in these positions.

Name and Age	Position and Office with the Company, Term of Office and Five-Year Employment History
Richard L. Soloway (79)	Chairman of the Board of Directors since October 1981; President and CEO since 1998; and Secretary since 1975. Currently the CEO and Chairman of the Board of Directors.

Kevin S. Buchel (72)
President and Chief Operating Officer since May 2024; Executive Vice President of Operations since October 2021; Senior Vice President of Operations and Finance from April 1995 to October 2021; CFO from April 1995 to May 2025; Treasurer since May 1998.

Michael Carrieri (67)
Executive Vice President of Engineering & Chief Technology Officer since May 2024; Senior Vice President of Engineering Development since May 2000; Vice President of Engineering Development from September 1999 to May 2000.

Stephen M. Spinelli (55)	Senior Vice President of Sales since April 2020; from January 2015 to April 2020, a director of sales for Nortek Security and Control, LLC (formerly Linear, LLC).

Andrew J. Vuono (58)
Chief Financial Officer since May of 2025; Senior Vice President of Finance and Chief Accounting Officer since June 2024. Previously, Mr. Vuono was a partner with Baker Tilly US, LLP since September 1989.

COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion and Analysis explains the objectives, strategy and features of our executive compensation program and it describes how the compensation of our executive officers aligns with our corporate objectives and shareholder interests.
Compensation Program Objective
The objective of our executive compensation program is to allow us to successfully retain and motivate executives who enable us to achieve short-term and long-term growth and operational excellence.
Oversight of Our Executive Compensation Program
The Compensation Committee of the Board of Directors (the “Committee”) assists the Board in discharging its responsibilities relating to compensation of the Chief Executive Officer and other executive officers and oversees the executive compensation program.
All of the members of the Compensation Committee have been determined to be independent under applicable NASDAQ and SEC rules.
The Committee’s responsibilities are detailed in its charter, which can be found at www.napcosecurity.com/investors/corporategovernance.
The Company’s CEO participates in the Compensation Committee’s meetings and provides input into compensation decisions at the Compensation Committee’s request. In particular, the Company’s CEO participates by making recommendations on named executive officers (NEO or NEOs) compensation and input on objectives (other than for himself). The CEO’s compensation is determined solely by the Compensation Committee. The Committee’s process includes executive sessions where the Committee meets alone, without the presence of management.
The Use of Compensation Survey Data and Peer Companies
During FY 2025, the Compensation Committee did not conduct any formal competitive pay benchmarking. Instead, the competitiveness of the pay offered to the executive officer was based on existing employment agreements and compensation packages, the recommendations of the Chief Executive Officer, and the business experience of members of the Compensation Committee.
Components of the Executive Compensation Program-Description of Elements and Evaluation Process
The named executive officers, including our Chief Executive Officer, have a compensation program that includes the following components:
•	Base salary
•	Annual incentives
•	Long-term incentives in the form of stock options awards
•	Employee benefits
•	Perquisites
Compensation Mix. We do not have policies that define specific percentage allocations for fixed and variable compensation, or cash and non-cash compensation. We do, however, intend to deliver a portion of total compensation in the form of performance-based cash incentives and in awards of stock options, to achieve our objective of offering rewards for successful business results and shareholder value creation.
The following describes the general purpose of each element of compensation and how the Committee made fiscal year 2024 pay decisions from such element.
Base Salaries. Base salaries are used to compensate each of our executives for their positions and levels of responsibility. Each of Messrs. Soloway, Carrieri and Vuono have employment agreements, which provide for a minimum base salary and, in the case of Mr. Soloway, a minimum annual cost-of-living adjustment. For fiscal 2025, Messrs. Soloway, Carrieri’s and Vuono’s salaries were determined pursuant to such Employment Agreements.

Each of Mr. Buchel’s and Mr. Spinelli’s salary for the 2025 fiscal year was in an amount recommended by the CEO and approved by the Committee. The considerations entering into the determination by the CEO of the salary recommendation for each of Mr. Buchel and Mr. Spinelli were the CEO’s subjective evaluations of the ability and past performance of Mr. Buchel, and Mr. Spinelli and the CEO’s judgment of their potential for enhancing the Company’s profitability. With regard to Mr. Buchel, the additional responsibilities he assumed as President and Chief Operating Officer played a significant role in determining his base salary.
Annual Cash Incentives. The Committee’s policy is that named executive officers, should receive short term incentive compensation in the form of bonuses based on recommendations by the CEO (other than for the CEO) who may base such determinations on targets established for the named executive officers or on their contributions to the Company’s profitability.
Long-term Incentive Awards. The purpose of the granting of stock options is to retain the services of the named executive officers and our key employees and encourage them to improve our operating results and to become shareholders of the Company, all of which is intended to result in increased shareholder value.
The Committee’s policy is generally to grant options to the named executive officers other than the CEO under the Company’s Stock Option Plans after consideration of the amounts recommended periodically by the CEO. The recommendations of the CEO for option grants reflect the subjective judgment of the CEO of the performance of such executives and the potential benefit to the Company from the grant of this form of incentive compensation. Generally, options vest 20% on grant and 20% on each anniversary date of grant provided the executive officer is still with the Company at the time of vesting. The Committee generally determines the CEO’s bonus and Incentive Awards following discussions between the Committee Chairman and the CEO.
Employee Benefits, Perquisites and Other Personal Benefits. As a general rule, we do not provide special benefits to senior executives and the named executive officers participate in the same plans – including term life insurance, health and disability insurance – available to all salaried employees. We do, however, pay the premiums on life insurance policies for the benefit of each of the named executive officers and on additional health insurance policies for the benefit of Mr. Soloway. See footnote 3 to the Summary Compensation Table.
We offer one retirement plan, a qualified profit sharing 401(k) plan to all employees, including the named executive officers, that matches 50% of an employee’s contribution up to the first 3% of the employee’s salary subject to an overall dollar cap.
We have provided certain perquisites to the named executive officers, as summarized in footnotes 2 and 3 to the “Summary Compensation Table.”
IRC Section 162(m). Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for certain exceptions that are not applicable to the Company.
Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of our Company and our stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m).
Employment Agreements
Change in Control, Severance Agreements. Under Mr. Soloway’s Employment Agreement, if during its term there should be a change in control, then Mr. Soloway is entitled to terminate his employment and is entitled to receive a termination payment equal to 299% of the average of the prior five calendar years’ compensation, subject to certain limitations. If the Company terminates Mr. Soloway’s employment other than for Cause, as defined, or if Mr. Soloway terminates his employment with the Company for Good Reason, as defined, the Company shall pay a lump sum payment equal to (i) Mr. Soloway’s annual base salary plus the bonus paid for the prior fiscal year multiplied by (ii) the greater of the number of years or portion thereof remaining in the term of the Agreement or three years.

The agreement with Mr. Carrieri provides for payment equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment of the officer without cause. In addition, the Company has a severance agreement with Kevin S. Buchel providing for payments equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause.
We believe these changes in control and severance arrangements help to retain these executive talents by providing them with a sense of commitment by the Company to them.
Compensation Committee Interlocks and Insider Participation
During fiscal 2025, Messrs. Paterson, Wilder and Lazio served as members of our Compensation Committee. No member of the Compensation Committee was an employee or officer of the Company during 2025, a former officer of the Company, or had any other relationship with us requiring disclosure herein.
During the last fiscal year, none of our executive officers served as a member of the Board of Directors or committee thereof of any other entity.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors hereby reports as follows:
1.	The Compensation Committee has reviewed, and discussed with management, the Company’s Compensation Discussion & Analysis (“CD&A”) appearing on pages 11-13 of this proxy statement.
2.
Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the Securities and Exchange Commission.

The Compensation Committee:

Rick Lazio (Chairman)
Andrew J. Wilder
David A. Paterson

The foregoing report of the Compensation Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.
INCENTIVE COMPENSATION CLAWBACK POLICY
The Company has adopted an Incentive Compensation Clawback Policy that complies with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NASDAQ listing standards. The Incentive Compensation Clawback Policy applies to the Company’s current and former executive officers subject to Section 16 of the Exchange Act (“Section 16 Officers”). Under this policy, the Company must recover erroneously awarded incentive-based compensation on a pre-tax basis, subject to limited exceptions, in the event the Company is required to prepare an accounting restatement. This policy requires recovery of erroneously awarded incentive compensation received after October 2, 2023 (the “Effective Date of the Rule) regardless of whether a Section 16 officer engaged in any misconduct or is otherwise at fault. This policy applies to incentive-based compensation awarded to a current or former Section 16 officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.

EXECUTIVE COMPENSATION
The Summary Compensation Table below sets forth compensation information for our Chief Executive Officer and our four most highly compensated executive officers during fiscal years 2025, 2024 and 2023 of the Company.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Richard L. Soloway, (3) Chairman of the Board of Directors, CEO and Secretary	2025	960,920	726,621	—	47,362	1,734,903
	2024	923,543	834,237	—	64,465	1,822,245
	2023	904,778	226,395	133,600	74,435	1,339,208

Kevin S. Buchel,(4) President & Chief Operating Officer. prior thereto from October 2021, Executive Vice President of Operations, from April 1995, Senior Vice President of Operations and Finance, and from May 1998, CFO from April 1995 to May 2025 Treasurer	2025	622,765	254,219	—	12,688	889,672
	2024	514,020	342,100	1,095,500	17,441	1,969,061
	2023	489,174	79,375	133,600	18,029	720,178

Michael Carrieri,(4) Executive Vice President of Engineering and Chief Technology Officer (Since 2024) and prior thereto from May 2000, Senior Vice President of Engineering	2025	455,609	254,219	—	10,586	720,414
	2024	395,377	292,100	1,095,500	15,995	1,798,972
	2023	380,200	158,750	133,600	14,393	686,943

Stephen Spinelli,(4) Senior Vice President of Sales (since 2020)	2025	291,016	25,000	—	11,507	327,523
	2024	283,800	60,000	—	951	344,751
	2023	278,242	50,000	66,800	4,870	399,912

Andrew J. Vuono,(4) Chief Financial officer (since May 2025) and Chief Accounting Officer (since June 2024)	2025	350,000	152,641	—	5,442	508,083
	2024	20,192	35,000	508,600	303	564,095

(1)	Bonuses reflects discretionary bonuses awarded to each officer following the fiscal year as determined by the Compensation Committee.
(2)
Amounts reflect the aggregate grant date fair value of all option awards granted during the fiscal years ended June 30, 2025, June 30, 2024, and June 30, 2023, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 10 to the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the year ended June 30, 2025. Options listed for fiscal 2024 were granted in May of 2024 in connection with promotions of Messrs. Buchel and Carrieri as determined by the Compensation Committee. Options listed for fiscal 2024 were granted in June of 2024 in connection with the hiring of Mr. Vuono as determined by the Compensation Committee. All options were granted at an exercise price equal to the closing price of the Company’s common stock on the date of grant and vest 20% on the grant date and 20% of each of the four anniversary dates of the grant.

(3)
All other compensation for Mr. Soloway for fiscal 2025 included payment of health and life insurance premiums of $35,902, automobile expenses of $6,885 and Company discretionary matching contributions of $4,575. All other compensation for Mr. Soloway for fiscal 2024 included payment of health and life insurance premiums of $40,710, automobile expenses of $19,180 and Company discretionary matching contributions of $4,575. All other compensation for Mr. Soloway for fiscal 2023 included payment of health and life insurance premiums of $39,155, automobile expenses of $28,405 and Company discretionary matching contributions of $6,875.

(4)	All other compensation for Messrs. Buchel, Vuono, Carrieri and Spinelli includes payment of life insurance premiums, automobile expenses and the Company’s 401(k) discretionary matching contributions.

Outstanding Equity Awards at Fiscal Year-End
Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date
Richard L. Soloway	6,000	4,000(1)	26.94	8/24/2032
	80,000	20,000(3)	22.50	10/18/2031

Kevin S. Buchel	6,000	4,000(1)	26.94	8/24/2032
	77,584	20,000(3)	22.50	10/18/2031
	20,000	30,000(5)	41.75	5/2/2034

Michael Carrieri	—	4,000(1)	26.94	8/24/2032
	10,000	10,000(4)	22.50	10/18/2031
	20,000	30,000(5)	41.75	5/2/2034

Stephen Spinelli	3,000	2,000(2)	26.94	8/24/2032
	23,952	—	10.02	4/29/2030

Andrew J. Vuono	8,000	12,000(6)	49.39	6/2/2034

(1)	Options as to 2,000 shares which vested on August 25, 2025 and the remaining to vest on August 25, 2026.
(2)	Options as to 1,000 shares which vested on August 25, 2025 and the remaining to vest on August 25, 2026.
(3)	Options as to 20,000 shares vest on October 19, 2025.
(4)	Options as to 10,000 shares vest on October 19, 2025.
(5)	Options as to 10,000 shares vest on May 3 in each of 2026, 2027 and 2028.
(6)	Options as to 4,000 shares vest on June 3 in each of 2026, 2027 and 2028.
Policy on Timing of Option Grants
The Compensation Committee has not established policies and practices regarding the timing of option grants in relation to the release of material nonpublic information (“MNPI”) and does not take MNPI into account when determining the timing and terms of stock option awards to Executive Officers. The Company does not time the disclosure of MNPI for the purpose of affecting the value of executive compensation. During fiscal 2025, no options were granted within four business days of disclosing MNPI.
No stock options were granted to any Executive Officer during the fiscal year ending June 30, 2025.

Employment Agreements and Potential Payments Upon Termination or Change in Control
The Company has an employment agreement with each of Richard L. Soloway and Michael Carrieri. The agreement with Mr. Soloway, entered into on June 26, 2003, was initially for a five-year period, and then continued year to year unless notice of termination is given at least six months prior to the end of the then applicable term. The Agreement provides for a minimum annual salary to be adjusted for inflation and discretionary annual incentive compensation. Mr. Soloway’s agreement contains non-compete restrictions during his employment and for one year after termination for any reason. The agreement also provides for termination payments to Mr. Soloway upon death, disability, termination by the Company other than for Cause, as defined, termination by Mr. Soloway for Good Reason, as defined, and termination by Mr. Soloway within twelve months of a change in control. In the event of death, the termination payment equals one year’s salary payable over one year plus a bonus calculated on a pro rata basis through the end of the fiscal quarter immediately preceding death. In the event of disability, the Company must pay Mr. Soloway an amount equal to 60% of his annual salary through the term of the agreement plus his bonus on a pro rata basis through the end of the fiscal quarter preceding the sixth month of his disability. In the event the Company terminates Mr. Soloway other than for Cause or if Mr. Soloway terminates for Good Reason, the Company must pay Mr. Soloway, in a lump sum, an amount equal to three times his annual salary plus the bonus paid to him for the year prior to his termination. If during the term there should be a change in control, then Mr. Soloway is entitled to terminate his employment, and the Company is required to pay him, an amount equal to 299% of the average of the prior five calendar years’ total compensation, subject to certain limitations. The Company’s option plans provide for the accelerated vesting of unvested options upon a change in control.
Under such agreement, had Mr. Soloway’s employment terminated on June 30, 2025 on account of (i) death, (ii) disability or (iii) by the Company other than for Cause, or by Mr. Soloway for Good Reason, the Company would have been required to pay him $1,699,867, $576,552 and $5,062,623 respectively.
Had Mr. Soloway’s employment terminated on June 30, 2025 after a change of control, the Company would have been required to pay him $5,082,602 pursuant to his employment agreement. In addition, assuming a change of control on June 30, 2025, vesting of options to purchase 24,000 shares of Common Stock of the Company would have been accelerated. The value of such accelerated options would have been $154,900 based upon the closing price per share of $29.69 of the Company’s Common Stock on the NASDAQ Global Market on June 30, 2025.
Mr. Carrieri’s agreement, as amended, terminates in August 2026 and provides for an annual salary of $390,497. Due to Mr. Carrieri’s promotion to Chief Technology Officer in May of 2024, his annual salary was increased to $440,000. Mr. Carrieri’s agreement, as amended, provides for payment equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause or for any reason within three months of a change in control of the Company. Had either of such events occurred on June 30, 2025, the Company would have been required to pay him $343,588.
Mr. Vuono’s agreement, provides for annual renewal and provides for an initial annual salary of $350,000. In May of 2025, Mr. Vuono was promoted to Chief Financial Officer and the Compensation Committee approved a salary increase to $400,000. On the first anniversary of employment, Mr. Vuono’s agreement, provides for payment equal to six months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause or for any reason or upon a change in corporate control of the Company employment ceases within three months thereof. Had either of such events occurred on June 30, 2025, the Company would have been required to pay him $254,042.
In addition, the Company has a severance agreement with Kevin S. Buchel providing for payments equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause or for any reason upon a change of control of the Company. Had Mr. Buchel’s employment been terminated on June 30, 2025 non-voluntarily without cause, the Company would have been required to pay him $471,327 pursuant to such severance agreement.
In the event of a change of control on June 30, 2025, vesting of options to purchase 54,000, 44,000, 2,000 and 12,000 shares of Common Stock of the Company would have accelerated for Messrs. Buchel, Carrieri, Spinelli and Vuono, respectively. The value of such accelerated options would have been $154,900, 82,950, 5,500 and $0 for Messrs. Buchel, Carrieri, Spinelli and Vuono, respectively, based on a closing price of $29.69 per share of the Company’s Common Stock on the NASDAQ Global Market on June 30, 2025.

Each of the agreements with Mr. Carrieri and Mr. Buchel contains non-compete restrictions for three years after the employee’s termination of employment. The agreement with Mr. Vuono contains non-compete restrictions for two years after the employee’s termination of employment.
Golden Parachute Payments
The following table sets forth the information required by Item 402(t) of Regulation S-K promulgated by the SEC, regarding certain compensation that each of our named executive officers will or may be paid in connection with a change in control. Our “named executive officers” for this purpose are Richard Soloway, Kevin Buchel and Michael Carrieri. The figures in the table are estimated based on compensation and benefit levels as of June 30, 2025, and based on the assumption that each of the named executive officers will incur a termination entitling them to severance payments under their respective agreements immediately following a change in control.

Golden Parachute Compensation

Name	Cash(1) ($)	Equity(2) ($)	Perquisites/ Benefits(3) ($)	Total ($)
Richard Soloway	5,082,602	154,900	17,333	5,254,835
Kevin Buchel	471,327	154,900	7,748	633,975
Michael Carrieri	343,588	82,950	7,748	434,286

(1)	To be paid in accordance with pre-existing employment agreements or severance agreements described above.
(2)
Represents the difference between the market price of the Company’s Common Stock and exercise price of stock options whose vesting accelerates on a change in control. Based upon the closing price per share of $29.69 of the Company’s Common Stock on the NASDAQ Global Market on June 30, 2025.

(3)
In accordance with pre-existing employment agreement or severance agreement, each executive officer is entitled to payment of health insurance premiums for six months in addition to the cash severance described in the Table.

CEO Pay Ratio - 2025
The 2025 annual total compensation of our CEO was $1,734,903, the 2025 annual total compensation of our median compensated employee (72% of whom are employed at the Company’s factory in the Dominican Republic) was $5,300 and the ratio of these amounts is 327 to 1.
We determined our median compensated employee by using base salary, bonuses, commissions, and grant date fair value of equity awards granted to employees in fiscal 2025. We applied this measure to our global employee population as of June 30, 2025, the last day of our 2025 fiscal year, and annualized base salaries for permanent full-time and part-time employees that did not work the full year. The global employee population utilized to identify the median employee used in the calculation includes the Company’s factory employees in the Dominican Republic, which make up 72% of employees of the Company and typically have substantially lower compensation than those employees located in the United States.

Pay versus Performance
The following table reports the compensation of our CEO and the average compensation of the other Named Executive Officers (non-CEO NEOs) as reported in the Summary Compensation Table for the past three fiscal years, as well as their “compensation actually paid” as calculated pursuant to SEC rules and certain performance measures required by the rules.

Fiscal Year(1)	Summary Compensation Table Total for CEO(2) ($)	Compensation “Actually Paid” to CEO(3) ($)	Average Summary Compensation Table Total for Non-CEO NEOs(2) ($)	Average Compensation “Actually Paid” to Non-CEO NEOs(3) ($)	Value of Initial Fixed $100 Investments Based on:		Net Income ($ in thousands)(5)	Net Revenues ($ in thousands)(6)	Adjusted EBITDA* ($ in thousands)(6)
					Company Total Shareholder Return(4) ($)	Peer Group Total Shareholder Return(4) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
2025	1,734,903	1,578,051	611,423	65,219	259.49	202.51	43,406	181,621	52,126
2024	1,822,245	2,400,057	1,169,220	1,657,196	449.40	176.29	49,818	188,820	58,394
2023	1,339,208	2,488,616	602,344	1,140,988	298.22	137.07	27,127	169,997	34,295
2022	2,359,952	2,544,060	1,012,918	1,073,660	176.03	109.64	19,599	143,593	22,626
2021	1,243,026	1,324,206	556,143	667,086	155.41	144.19	15,413	114,035	20,063

(1)
The CEO and non-CEO NEOs for each year reported were as follows: Richard Soloway (PEO); Kevin Buchel, Michael Carrieri, Stephen Spinelli (Non-CEO NEO’s). Andrew J. Vuono was a non-CEO NEO only for 2024 and 2025 due to being hired in June of 2024.

(2)	The 2025 Summary Compensation Table totals reflected are as reported for the CEO and the average of the non-CEO NEOs for each of the fiscal years ended June 30, 2025, 2024, 2023, 2022 and 2021.
(3)
Compensation Actually Paid: The dollar amounts reported in columns (c) and (e) represent the amount of compensation “actually paid” to the CEO and the average amount of compensation “actually paid” to the Non-CEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The following table details the applicable adjustments that were made to the CEO’s and the Non-CEO NEOs’ total compensation for each year to determine the compensation “actually paid” (all amounts are averages for the Non-CEO NEOs other than the CEO).

			Option Award Adjustments
Fiscal Year(1)	Executives	Reported Summary Compensation Table (SCT) Total ($)	Stock Option Awards Deducted from SCT Totals ($)	Stock Option Awards Added to Compensation “Actually Paid” ($)	Total Compensation “Actually Paid” ($)
		(a)	(b)	(c)	(d)
2025	CEO	1,734,903	(156,852)	—	1,578,051
	Non-CEO NEOs	611,423	(546,204)	—	65,219
2024	CEO	1,822,245	—	577,812	2,400,057
	Non-CEO NEOs	1,169,220	(674,900)	1,162,876	1,657,196
2023	CEO	1,339,208	(133,600)	1,283,008	2,488,616
	Non-CEO NEOs	602,344	(111,333)	649,977	1,140,988
2022	CEO	2,359,952	(1,082,600)	1,266,708	2,544,060
	Non-CEO NEOs	1,012,918	(532,017)	592,759	1,073,660
2021	CEO	1,243,026	—	81,180	1,324,206
	Non-CEO NEOs	556,143	(108,682)	219,626	667,086

(4)
The Company’s Total shareholder return (“TSR”) and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is determined based on the value of an initial fixed investment of $100 on June 30, 2020. The Peer Group TSR represents TSR of the Nasdaq Composite Index, which is the industry peer group used for purposes of Item 201(e) of Regulation S-K.

(5)	Represents, in thousands, the amount of net income, reflected in the Company’s audited financial statements for the year indicated.
(6)
The Company has identified Net Revenues and Adjusted EBITDA* as our company-selected measure, as it represents the most important financial measure used to link compensation actually paid to the CEO and the non-CEO NEOs in 2025 to the Company’s performance. We define Adjusted EBITDA as GAAP net income plus income tax expense, net interest expense, non-cash stock-based expense, nonrecurring legal expense, other non-recurring income and depreciation and amortization expense. Nonrecurring Legal Expenses are legal fees that are determined not to be of a normal recuring nature and expenses necessary to operate the business.

Relationship Between Pay and Performance: Compensation Actually Paid versus Company Performance
The Relationship between compensation actually paid and the Company’s financial performance over the three-year period shown in the tables above is shown in the tables below.

Compensation Actually Paid vs. Net Income
in Thousands
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
2021
2022
2023
2024
2025
Fiscal Year Ended
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income

Compensation Actually Paid vs. Net Revenues
$200,000
$150,000
$100,000
$50,000
$-
in Thousands
2021
2022
2023
2024
2025
Fiscal Year Ended
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Revenues

Compensation Actually Paid vs. Adjusted EBITDA
$80,000
$60,000
$40,000
$20,000
$-
in Thousands
2021
2022
2023
2024
2025
Fiscal Year Ended
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Adjusted EBITDA

Napco Security Technologies, Inc. vs. Peer Group
Value of initial $100 Investment
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$-
2021
2022
2023
2024
2025
155.41
176.03
298.22
449.40
259.49
144.19
109.64
137.07
176.29
202.51
Napco Total Shareholder Return
Peer Group Total Shareholder Return

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table, together with the accompanying footnotes, sets forth information as of October 17, 2025, regarding the beneficial ownership (as defined by the Securities and Exchange Commission) of Common Stock of the Company of (a) each person known by the Company to own more than five percent of the Company’s outstanding Common Stock, (b) each director of the Company (c) each executive officer named in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock(2)
Richard L. Soloway c/o the Company 333 Bayview Avenue Amityville, NY 11701	1,514,010	4.23%
Kevin S. Buchel	188,323	*
Andrew J. Wilder	106,536	*
Michael Carrieri	53,261	*
Donna A. Soloway	48,962	*
Stephen Spinelli	47,880	*
Rick Lazio	24,000	*
Robert A. Ungar	22,000	*
Andrew J. Vuono	8,000	*
David Paterson	3,000	*
All named executive officers and directors as a group (10 in number)(3)	2,015,972	5.65%
5% Shareholders:
The Vanguard Group, Inc.(4)	2,851,399	8.00%
BlackRock Institutional Trust Company, N.A.(4)	2,519,739	7.07%

*	Less than 1%
(1)
This number includes the number of shares that a person has a right to acquire within sixty (60) days (R. Soloway – 108,000, Buchel – 125,584, Wilder – 41,100, Carrieri – 30,000, Donna A. Soloway – 41,100, Spinelli – 27,952, Lazio – 24,000, Ungar – 22,000, Vuono – 8,000 and Paterson – 3,000).

(2)
Percentages for each person or the group are computed on the basis of 35,658,900 shares of Common Stock outstanding on October 17, 2025, plus the number of shares that such person or group has the right to acquire within sixty (60) days. Except as otherwise noted, persons named in the table and footnotes have sole voting and investment power with respect to all shares of Common Stock reported as beneficially owned by them.

(3)
This number of shares includes (i) 1,585,236 shares as to which officers and directors have sole voting and investment power, and (ii) 430,736 shares that officers and directors have the right to acquire within sixty (60) Days.

(4)	This information shown is as of June 30, 2025, the latest date information is available.

Item 2.	Proposal to Ratify the Selection of Independent Registered Public Accountants
Deloitte & Touche, LLP (“Deloitte”) has served as the Company’s independent registered public accountants since fiscal 2024. A representative of Deloitte & Touche, LLP, the Company’s independent registered public accountants for fiscal 2025, will be available to respond to appropriate questions at the annual meeting, with an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
If the selection of Deloitte, is not ratified, or if before the next Annual Meeting of Stockholders it declines to act or otherwise becomes incapable of acting, or if its engagement is otherwise discontinued by the Audit Committee, the Audit Committee will appoint other independent registered accountants whose engagement for any period after the next Annual Meeting will be subject to stockholder approval at that meeting.
The Board of Directors recommends that stockholders vote FOR the proposal to ratify Deloitte as the Company’s independent Registered Public Accountants for the fiscal year ending June 30, 2026.
Principal Accountant Fees
The fees billed for professional services for fiscal years 2025 and 2024 are from Deloitte, the Company’s current independent registered public accountants, and 2023 by Baker Tilly US, LLP, the Company’s predecessor independent registered public accountants for those years, were as follows:

	Fiscal Year 2025	Fiscal Year 2024	Fiscal Year 2023
Audit Fees (1)	$835,020	$889,400	$783,316
Audit Related Fees (2)	$70,379	$127,369	$195,000
Tax Fees	$—	$—	$244,315
All Other Fees	$—	$—	$—

(1)
Includes audits of annual financial statements and internal control over financial reporting, review of quarterly financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Includes services related to the audit of the Company’s employee benefit plan for the plan years ended December 31, 2024, 2023 and 2022, respectively. Also includes fees incurred in connection with issuance of comfort and consent letters for various registration statement filings and review of an SEC Comment Letter.

The Audit Committee has considered whether the provision of the services described above under the headings “All Other Fees” is compatible with maintaining the auditor’s independence and determined that it is. In fiscal years 2025, 2024 and 2023, 100% of “All Other Fees” were approved by the Audit Committee.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee specifically pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be provided for up to one year. Each pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
AND NOMINATION OF DIRECTORS
From time-to-time stockholders present proposals that may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Stockholders who intend to present proposals at the Annual Meeting following Fiscal Year 2026 (and who wish to have such proposals included in the Company’s Proxy Statement for such Annual Meeting) must be certain that such proposals are received by the Company’s Secretary at the Company’s executive offices, 333 Bayview Avenue, Amityville, New York 11701, not later than September 9, 2026, and no earlier than August 10, 2026. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement. Stockholders who intend to present a proposal at the Annual Meeting following Fiscal Year 2026 but who do not wish to have such proposal included in the Company’s Proxy Statement for such meeting must be certain that notice of such proposal is received by the Company’s Secretary at the Company’s executive offices not later than September 6, 2026.
Pursuant to the Company’s by-laws, any nominations for director by a stockholder must be delivered or mailed to and received by the principal executive offices of the Company no earlier than August 10, 2026 and no later than September 9, 2026.
EXPENSES OF SOLICITATION
The Company will bear all costs in connection with the solicitation by the Board of Directors of proxies for the Meeting. The Company intends to request brokerage houses, custodial nominees and others who hold stock in their names to solicit proxies from the persons who beneficially own such stock. The Company will reimburse brokerage houses, custodial nominees and others for their out-of-pocket expenses and reasonable clerical expenses. It is estimated that these expenses will be nominal. In addition, officers and employees of the Company may solicit proxies personally or by telephone, telegram or letter; they will receive no extra compensation for such solicitation. The Company retained MacKenzie Partners, Inc. at usual and customary fees to aid in the solicitation of proxies.

Dated: October 24, 2025
By Order of The Board of Directors

Richard L. Soloway, Secretary

Upon the written request of any stockholder of the Company, the Company will provide to such stockholder a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any such request should be directed to Secretary, NAPCO Security Technologies, Inc., 333 Bayview Avenue, Amityville, New York 11701. There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Company’s reasonable expenses of furnishing such exhibits may be charged.
All stockholders are urged to fill in, sign and mail the enclosed proxy promptly whether or not you expect to attend the meeting. If you are mailing your Proxy, kindly do so sufficiently in advance of the meeting date so that it will be received in time to be counted at the meeting.

NAPCO SECURITY TECHNOLOGIES, INC.
333 BAYVIEW AVE
AMITYVILE, NY 11701-2801
UNITED STATES

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on December 7, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on December 7, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

	For	Withhold
1a. Richard L. Soloway	☐	☐
1b. Kevin S. Buchel	☐	☐
1c. David Paterson	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. The ratification of the selection of Deloitte & Touche LLP as the company's independent auditors for fiscal year ending June 30, 2026.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000683981_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 10K Wrap and Notice and Proxy Statement are available at www.proxyvote.com

NAPCO SECURITY TECHNOLOGIES, INC.
Annual Meeting of Shareholders
December 8, 2025 12:00 PM EST
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Richard L. Soloway and Kevin Buchel, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NAPCO SECURITY TECHNOLOGIES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 12:00 PM, EST on December 8, 2025, at 333 Bayview Ave, Amityville, NY 11701, United States, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000683981_2 R2.09.05.010

Continued and to be signed on reverse side